Exhibit 5.1

June 29, 2017

Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379

Re:	Exelon Corporation—Registration of 110,000,000 Shares of Common Stock, no par value

Ladies and Gentlemen:

We have acted as counsel to Exelon Corporation, a Pennsylvania corporation (“Exelon”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 110,000,000 shares of common stock, no par value (the “Registered Shares”), of Exelon. The Registered Shares are to be registered pursuant to the Exelon Corporation Employee Saving Plan, the Exelon Employee Savings Plan for Represented Employees at TMI and Oyster Creek, the Exelon Employee Savings Plan for Represented Employees at Clinton and the Exelon Corporation 2011 Long-Term Incentive Plan (the “Plans”).

In rendering this opinion, we have reviewed the Plans and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Registered Shares, when issued and paid for pursuant to the Plans in accordance with the terms and conditions thereof, will be legally issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

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Exelon Corporation

June 29, 2017

Very truly yours,

/s/ Ballard Spahr LLP